Exhibit 99.14.a

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

and Shareholders of Aberdeen Funds

We consent to the references to our firm under the headings “Auditors” and “Service Providers” in this Registration Statement on Form N-14 of the Aberdeen Funds.

Philadelphia, Pennsylvania

October 19, 2015